Exhibit 4.5
Certain identified information in this document has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Such redacted information is indicated by [***]. Such redacted information has been excluded from this document because it is both not material and is the type that Azul S.A. treats as private or confidential.
AMENDMENT N°8
TO THE
A320 NEO PURCHASE AGREEMENT DATED 24 OCTOBER 2014
BETWEEN
AIRBUS S.A.S.
AND
AZUL FINANCE LLC

This amendment N°8 (hereinafter referred to as this “Amendment N°8”) is entered into on October 28, 2021 between:
AIRBUS S.A.S., a société par actions simplifiée, a company duly created and existing under French law, having its registered office at 2 rond-point Emile Dewoitine, 31700 Blagnac, France (the “Seller”); and
AZUL FINANCE LLC, a company incorporated and existing under the laws of the State of Delaware having its registered office in Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (the “Buyer”).
The Buyer and the Seller being together the “Parties” and each a “Party”.
WHEREAS
A.The Buyer and the Seller entered into an A320 NEO Purchase Agreement dated October 24, 2014 for the sale by the Seller and the purchase by the Buyer of thirty-five (35) Aircraft (hereinafter together with its Exhibits, Appendices and Letter Agreements and as amended and supplemented from time to time, the “Agreement”);
B.The Buyer and the Seller entered into an amendment N°1 (the “Amendment N°1”) to the Agreement dated December 21, 2015, pursuant to which the Seller agreed to reschedule certain Predelivery Payments as set forth in such Amendment N°1;
C.The Buyer and the Seller entered into amendment N°2 and amendment N°4 (respectively the “Amendment N°2” and the “Amendment N°4”) to the Agreement dated July 20, 2018 and December 26, 2019 respectively, pursuant to which the Buyer and the Seller agreed to terminate the Agreement insofar as it relates to the Terminated Aircraft (as defined therein) in order to assist the Buyer in its financing of the Predelivery Payments relating to such Terminated Aircraft;
D.The Buyer and the Seller entered into amendment N°3 and amendment N°5 (respectively the “Amendment N°3” and the “Amendment N°5”) to the Agreement dated July 20, 2018 and December 26, 2019 respectively, pursuant to which the Buyer and the Seller agreed that the Buyer shall have the right to reinstate such Relevant Aircraft (as defined therein) into the Agreement in accordance with, and subject to the terms and conditions of, the Call Option Agreement, the Amendment N°3 and the Amendment N°5.
E.The Buyer and the Seller entered into amendment N°6 (the “Amendment N°6”) to the Agreement dated August 28, 2020 to amend certain terms of the Agreement relative to the Relevant Aircraft.
F.The Buyer and the Seller entered into amendment N°7 (the “Amendment N°7”) to the Agreement dated April 30, 2021 to advance certain portions of the A330 FHS Goods & Services Credit Memorandum.
G.Subject to the terms and conditions of this Amendment N°8, the Buyer and the Seller hereby agree to reschedule the delivery period of [***].
NOW IT IS HEREBY AGREED AS FOLLOWS:

1.DEFINITIONS AND INTERPRETATION
1.1Definitions
Capitalised terms used herein (including the recitals) and not otherwise expressly defined in this Amendment N°8 shall have the meanings assigned thereto in the Agreement.
1.2Interpretation
The provisions of clauses 0.2 and 0.3 of the Agreement shall be incorporated by reference to this Amendment N°8, as if the same were set out in full herein mutatis mutandis.
2.RESCHEDULING
Concurrently with this Amendment N°8, (A) the Seller and [***] have agreed pursuant to an amendment to the [***] Purchase Agreement (as such term is defined in Amendment N°6), and (B) the Seller, the Buyer and [***] have agreed pursuant to an amendment to the Call Option Agreement 1 (as defined in Amendment N°6), in each case to reschedule the [***]:

Aircraft Rank Number	CAC ID	NEO Aircraft Type	Original Scheduled Delivery Period	Revised Scheduled Delivery Period
[***]	[***]	[***]	[***]	[***]
[***].
3.MISCELLANEOUS
3.1Confidentiality
The provisions of clause 22.12 of the Agreement shall apply to this Amendment N°8 as if set out in full herein mutatis mutandis.
3.2Law and Jurisdiction
This Amendment N°8 shall be governed by and construed in accordance with the laws of England.
Any dispute arising out of or in connection with this Amendment N°8, including but not limited to its existence, validity, interpretation, implementation, breach, termination and/or enforcement, shall be within the exclusive jurisdiction of the Courts of England.
3.3Contracts (Rights of Third Parties) Act 1999

The Parties do not intend that any term of this Amendment N°8 shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party to this Amendment N°8.
3.4Severability
In the event that any provision of this Amendment N°8 should for any reason be held ineffective, the remainder of this Amendment N°8 shall remain in full force and effect. To the extent permitted by applicable law, each Party hereto waives any provision of law, which renders any provision of this Amendment N°8 prohibited or unenforceable in any respect.
3.5Counterparts
This Amendment N°8 may be executed by the Parties in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.
3.6Assignment
Notwithstanding any other provision of this Amendment N°8, this Amendment N°8 and the rights and obligations of the Buyer hereunder will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of the provisions of this paragraph will be void and of no force or effect.
3.7Clauses 22.2 (Notices) and 22.3 (Waiver) of the Agreement shall be incorporated by reference into this Amendment N°8 as if the same were set out in full herein mutatis mutandis.

IN WITNESS WHEREOF, this Amendment N°8 was entered into the day and year first above written.

Agreed and accepted For and on behalf of AZUL FINANCE LLC By: /s/ John Peter Rodgerson______ Name: John Peter Rodgerson Title: President	Agreed and accepted For and on behalf of AIRBUS, S.A.S. By: /s/ Benoît de Sant-Exupéry______ Name: Benoît de Sant-Exupéry Title: Senior Vice President, Contracts